[EXHIBIT 10.7]
                     [FORM OF DIRECTOR'S SERVICES AGREEMENT]



Lorcom Technologies, Inc.
8517 Fourth Avenue
Brooklyn, NY 11209
(212)791-9864
(718) 833-1207 (fax)

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                                                        _________________, 200_

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         Re:      LORCOM TECHNOLOGIES, INC.
                  Compensation, Duties and Related Matters Concerning Directors

Dear _________________:

         In connection with Lorcom Technologies, Inc.'s ("Lorcom" or the "Company") development and growth, the purpose of this letter is to provide you with a written document setting forth your compensation and duties in connection with your appointment to the Company as a member of the Board of Directors, as follows:

          1. While you have been initially appointed to the Company's Board of Directors for a one (1) year term or until such time as the Company conducts an annual meeting, your subsequent service as a Director is subject to election by the Company's shareholders.

          2. You will be a member of the Company's Board of Directors. The Directors shall elect a Chairman of the Board of Directors. Your duties as a Director include, but are not limited to, the creation of shareholder value, the overseeing of the Company's financial auditing process, the appointment of the Company's executive officers, formulation of the Company's business plan, overseeing the implementation of the Company's business plan, creation and implementation of internal financial controls, and the determination of appropriate compensation for the Company's executives.

          3. You will receive compensation as a Director of the Company as follows:



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                 a. Options to purchase up to 5,000 shares of the Company's common stock with the appropriate restrictive legend for each quarter of service to be issued in accordance with the Board's instructions. Each option shall entitle the holder to purchase one (1) share of the Company's common stock at a price per share not less than the last sale of shares offered or issued by the Company. However, no Director shall be entitled to accumulate in the aggregate, total options exceeding five percent (5%) of the issued and outstanding shares of the Company on a fully-diluted basis solely from his/her compensation as a Director; and

                 b. Reimbursement of reasonable costs and expenses incurred in connection with the exercise of your duties as a Director.

                 c. Added as a named insured on the Company's Directors and Officers Liability Insurance policy.

                 d. Eligibility to receive bonuses predicated on extraordinary contribution to the Company as determined by the Company's Board of Directors.

         4 . As a material condition of your appointment, you promise and agree that you will not disclose or utilize any trade secrets, confidential information, or any other proprietary information acquired during the course of your appointment or election as a Director of the Company or its related entities.

         5. You also understand that the Company is subject to the Foreign Corrupt Practices Act which prohibits any U.S. company from offering monetary or other incentives to procure contracts to individuals, entities, or government employees to which the individuals, entities, or government employees would otherwise have no entitlement. In recognition of this prohibition, you promise to refrain from any activity which would violate this prohibition or give the appearance of a violation.

         6. You agree to promptly disclose and assign to the Company any inventions, technologies, processes, or discoveries of any kind and nature whatsoever that you make, discover, or devise as a result of, or in connection with, your appointment or election as a Director that are reasonably related to the business of the Company (or its re1ated entities).

         If the above accurately reflects your understanding of your compensation, duties, and


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         related matters to your employment, please affix your signature where indicated below, returning the original to the Company and maintaining a copy for your files.

                                              LORCOM TECHNOLOGIES, INC.


                                              By:_______________________________
                                                 Henry Doiban
                                                 Its Chief Executive Officer
ACKNOWLEDGMENT:
AGREED AND ACCEPTED THIS
____ DAY OF ___________ 200_.


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